# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MANSE USA LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2023, AT 9:09 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7255270 8100
SR# 20230247918

Authentication: 202575599
Date: 01-25-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:09 AM 01/25/2023
FILED 09:09 AM 01/25/2023
SR 20230247918 - File Number 7255270

# STATE OF DELAWARE
# CERTIFICATE OF FORMATION
# OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is MANSE USA LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: [signature]
Authorized Person

Name: Christophe Vattier
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